Exhibit (23)(p)(2)(d)

                          FIRST PACIFIC CORPORATION
                        FIRST PACIFIC SECURITIES, INC.

                          AMENDMENT CODE OF ETHICS
                           Dated:  April 21, 2004


	The Code of Ethics for First Pacific Corporation and First Pacific Securities, Inc. is amended as follows:


       FIRST:	The Code of Ethics is hereby amended to change the name of
First Pacific Corporation to Lee Financial Group Inc.

	SECOND:	The Code of Ethics Amendment will become effective on April
21, 2004.